Exhibit 32.2
I, Clay C. Williams, Sr. Vice President and Chief Financial Officer of National Oilwell Varco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Annual Report on Form 10-K for the year ended December 31, 2006 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and
     (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of National Oilwell Varco, Inc.

Date: February 26, 2007	By: /s/ Clay C. Williams

Clay C. Williams
Senior Vice President and Chief Financial Officer

89